Exhibit 10.1

ENERGY FOCUS, INC.
NOTE PURCHASE AGREEMENT
March 29, 2019

-i-

Section 7.12	Severability	25
Section 7.13	Replacement of Securities	25
Section 7.14	Remedies	26
Section 7.15	Independent Nature of Investors' Obligations and Rights	26

Exhibit A - Investors

Exhibit B - Form of Notes

Exhibit C - Form of Certificate of Designation

-ii-

ENERGY FOCUS INC.
Note Purchase Agreement
This Note Purchase Agreement (this “Agreement”) is dated as of March 29, 2019, by and among Energy Focus, Inc., a Delaware corporation (the “Company”), and the parties listed on the signature page hereto (each an “Investor” and together the “Investors”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and the Commission’s Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor desires to purchase from the Company, certain convertible notes of the Company, as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:
Article 1
DEFINITIONS
Section 1.1.    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under the Commission’s Rule 144.
“Board” means the Board of Directors of the Company.
“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York are authorized or required by law or other governmental action to close.
“Certificate of Designation” has the meaning set forth in in Section 6.1(f).
“Charter Amendment” has the meaning set forth in Section 5.4.
“Claim” has the meaning set forth in Section 4.6(c).
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in Section 2.3.
“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.
“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
“Company Deliverables” has the meaning set forth in Section 2.4.
“Company Stock Options” has the meaning set forth in Section 3.1(g).
“Conversion Shares” means the shares of Preferred Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon conversion of the Preferred Stock.
“Cut Back Shares” has the meaning set forth in in Section 4.1(a).
“Delaware Courts” has the meaning set forth in Section 7.9.
“DGCL” means the Delaware General Corporation Law, as amended.
“Effective Date” means the date that any Registration Statement filed pursuant to Article 4 is first declared effective by the Commission.
“Effectiveness Period” has the meaning set forth in Section 4.1(b).
“Environmental Law” has the meaning set forth in Section 3.1(x).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Internal Revenue Code of 1986, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Filing Date” means the date that is thirty (30) days after the later to occur of (a) the Subsequent Automatic Conversion Date (as defined in the Notes) and (b) December 31, 2019.
“Financial Statements” has the meaning set forth in Section 3.1(h).
“GAAP” means generally accepted accounting principles as in effect as of the date hereof in the United States of America; if the Company in the future should choose to, or be required to, follow International Financial Reporting Standards (“IFRS”), the term GAAP shall refer to IFRS as in effect at that time in the United States of America.
“Governmental Authority” has the meaning set forth in Section 3.1(e).

“Hazardous Substance” has the meaning set forth in Section 3.1(x).
“Indemnified Party” has the meaning set forth in Section 4.6(c).
“Indemnified Person” has the meaning set forth in Section 4.6(a).
“Indemnifying Party” has the meaning set forth in Section 4.6(c).
“Intellectual Property Rights” has the meaning set forth in Section 3.1(o).
“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.
“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material impairment of the Company’s ability to perform on a timely basis its obligations under any Transaction Document.
“NDA” has the meaning set forth in in Section 3.1(w).
“Notes” has the meaning set forth in in Section 2.1.
“OFAC” has the meaning set forth in Section 3.1(aa).
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Post-Effective Amendment” means a post-effective amendment to the Registration Statement.
“Post-Effective Amendment Filing Deadline” means the seventh Business Day after the Registration Statement ceases to be effective pursuant to applicable securities laws due to the passage of time or the occurrence of an event requiring the Company to file a Post-Effective Amendment.
“Preferred Stock” means the series A convertible preferred stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Proposals” has the meaning set forth in Section 5.4.
“Prospectus” has the meaning set forth in Section 4.3.
“Proxy Statement” has the meaning set forth in Section 5.4.
“Registrable Securities” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Registration Period” means the period commencing on the date hereof and ending on the date on which all of the Registrable Securities may be sold to the public without registration and without volume or manner restrictions under the Securities Act in reliance on Rule 144.
“Registration Statement” means a registration statement filed on the appropriate Form with, and declared effective by, the Commission under the Securities Act and covering the resale by the Investor of the Registrable Securities.
“Requested Information” has the meaning set forth in Section 4.3(a).
“Required Effectiveness Date” means the earlier of (i) the date that is 90 days after the Filing Date without SEC review or 120 days in the event of an SEC review process, or, in the case of the registration of Cut Back Shares (as defined in Section 4.1(a)), 120 days after the Restriction Termination Date or (ii) seven (7) Business Days after receipt by the Company from the Commission of notice of “no review” of the Registration Statement.
“Restriction Termination Date” has the meaning set forth in in Section 4.1(a).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“SEC Reports” has the meaning set forth in Section 3.1(h).
“SEC Restriction” has the meaning set forth in in Section 4.1(a).
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S X promulgated by the Commission under the Exchange Act.
“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is quoted on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed on a Trading Market or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink OTC Market Inc. or any similar organization or agency succeeding to its functions of reporting prices; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange or the NASDAQ Stock Market, Inc. on which the Common Stock is listed or traded on the date in question.
“Transaction Documents” means this Agreement, the Notes, the Certificate of Designation and any other documents or agreements executed in connection with the transactions contemplated hereunder.
ARTICLE 2
PURCHASE AND SALE

Section 2.1.    Authorization of Notes. The Company will authorize the issue and sale of $2,000,000 aggregate principal amount of its Subordinated Convertible Promissory Notes – Series 2019 MA (the “Notes”). The Notes shall be substantially in the form set out in Exhibit B.
Section 2.2.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Investor and each Investor will purchase from the Company, at the Closing provided for in Section 2.3, Notes in the principal amount specified opposite such Investor’s name in Exhibit A at the purchase price of 100% of the principal amount thereof. The Investors’ obligations hereunder are several and not joint obligations and no Investor shall have any liability to any Person for the performance or non-performance of any obligation by any other Investor hereunder.
Section 2.3.    Closing. The sale and purchase of the Notes to be purchased by each Investor shall occur at the offices of Baker & Hostetler LLP, at 10:00 a.m., Eastern time, at a closing (the “Closing”) on March 29, 2019 or on such other Business Day thereafter as may be agreed upon by the Company and the Investors (the date on which the Closing occurs, the “Closing Date”). At the Closing, the Company will deliver to each Investor the Notes to be purchased by such Investor in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Investor may request) dated the Closing Date and registered in such Investor’s name (or in the name of its nominee), against delivery by such Investor to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account number specified to such Investor at or before the Closing. If at the Closing the Company shall fail to tender such Notes to any Investor as provided above in this Section 2.3, or any of the conditions specified in Section 6.1 shall not have been fulfilled to such Investor’s reasonable satisfaction, such Investor shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Investor may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 6.1 not having been fulfilled to such Investor’s reasonable satisfaction.
Section 2.4.    At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):
(i)    The Certificate of Incorporation of the Company, together with all amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date;
(ii)    Copies of each of the following documents, in each case certified by the Secretary of the Company to be in full force and effect on the Closing Date:
(A)    resolutions of the board of directors of the Company approving the execution, delivery and performance of the Transaction Documents and the transactions contemplated hereby and thereby, including that the Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) do not and will not apply to the execution, delivery or performance of any Transaction Document and the transactions contemplated hereby and thereby, including the issuance of any Conversion Shares; and
(B)    the Bylaws of the Company;
(iii)    A good standing certificate of the Company issued by the Secretary of State of the State of Delaware dated as of a recent date; and

(iv)    Resignations of Ted Tewksbury III, Ronald D. Black, Marc J. Eisenberg and Satish Rishi as directors of the Company, in each case effective as of the day that is three (3) Business Days following the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:
(a)    Subsidiaries    . The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens other than Liens disclosed in the SEC Reports, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
(b)    Organization and Qualification    . Each of the Company and each Subsidiary is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.
(c)    Authorization; Enforcement    . The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further corporate action is required by the Company in connection therewith. The Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) do not and will not apply to the execution, delivery or performance of any Transaction Document and the transactions contemplated hereby and thereby, including the issuance of any Conversion Shares. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(d)    No Conflicts    . The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any Lien upon any of the material properties or assets of the Company or of any Subsidiary pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(e)    Filings, Consents and Approvals    . The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby, other than the filing with the Commission of one or more Registration Statements in accordance with the requirements of Article 4 of this Agreement, a Listing of Additional Shares Notification Form with the NASDAQ Stock Market, Inc. and the Charter Amendment, Certificate of Designations and Certificate of Elimination with the Secretary of State of the State of Delaware.
(f)    Issuance of the Securities    . The Company has reserved and set aside from its duly authorized capital stock a sufficient number of Conversion Shares to satisfy in full the Company’s obligations to issue (i) Preferred Stock upon the conversion of the Notes in accordance with their terms and (ii) Common Stock upon the conversion of Preferred Stock in accordance with its terms. The Conversion Shares are duly authorized and, when issued and delivered in accordance with the terms of the Notes or the Preferred Stock, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than Liens created by the Investors and those imposed by applicable securities laws.
(g)    Capitalization    . As of March 19, 2019, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.0001 per share, and 2,000,000 shares of Preferred Stock, par value $0.0001 per share. (i) No shares of Preferred Stock are issued and outstanding, (ii) 12,191,120 shares of Common Stock are issued and outstanding, all of which are validly issued, fully-paid and non-assessable, (iii) 647,631shares of Common Stock are reserved for issuance upon exercise of outstanding options granted to employees, directors, and consultants of the Company (the “Company Stock Options”), and (iv) 15,449,149 shares of Common Stock are unreserved and unissued. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except pursuant to the Company Stock Options, or as a result of the purchase and sale of the Notes as contemplated by this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issue and sale of the Notes or any of the Conversion Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Investors and will not result in a right of any holder of Company securities to adjust the exercise or conversion price under such securities. No further approval or authorization of any stockholder, the Board or any other Person is required for the issuance and sale of the Notes or the Conversion Shares except as expressly contemplated in the terms and conditions of the Notes. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(h)    SEC Reports; Financial Statements    . The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including reports on the SEC Form 8-K, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (the “Financial Statements”) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
(i)    Material Changes    . Except as set forth in the Financial Statements, SEC Reports or the information provided by the Company to the Investors as part of their due diligence review, since January 1, 2017 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities or obligations (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice incurred since the date of the most recent Financial Statements and (B) liabilities incurred in the ordinary course of business not required to be reflected in the Financial Statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting (other than to implement required changes in revenue recognition and lease accounting standards) or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or the Company Stock Options. The Company does not have pending before the Commission any request for confidential treatment of information. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
(j)    Litigation and Investigations    . There is no Action which (i) challenges the legality, validity or enforceability of any of the Transaction Documents, the Notes or the Conversion Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, since June 1, 2018 (A) neither the Company nor any Subsidiary, nor any director or officer thereof (in his capacity as such), is the subject of any pending Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports, and (B) Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. There are no outstanding comments by the staff of the Commission on any filing by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)    Labor Relations    . No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.
(l)    Compliance    . Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) since January 1, 2017, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(m)    Regulatory Permits    . The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.
(n)    Title to Assets    . The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and except for Liens set forth in the Financial Statements or SEC Reports. All real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases of which the Company and the Subsidiaries are in material compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(o)    Patents and Trademarks    . The Company and the Subsidiaries have, or have valid rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). No claims or Actions have been made or filed by any Person against the Company to the effect that Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of such claimant that could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, after commercially reasonable investigation, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights or by the Company of the Intellectual Property Rights of any other Person.
(p)    Insurance    . The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business.
(q)    Transactions With Affiliates and Employees    . Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
(r)    Sarbanes-Oxley; Internal Accounting Controls    . The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission adopted thereunder) which are applicable to it as of the Closing Date. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act), or to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.
(s)    Certain Fees    . No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
(t)    Certain Registration Matters    . Assuming the accuracy of each Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.
(u)    Investment Company    . The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(v)    No Additional Agreements    . The Company does not have any agreement or understanding with the Investors with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(w)    Full Disclosure    . The SEC Reports and the Company’s representations and warranties set forth in this Agreement, taken together, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The parties agree that any any information provided by the Company or any other Person acting on its behalf to the Investors or their agents and counsel that constitutes or might constitute material, non-public information is governed by terms set forth in the Non-Disclosure Agreement entered into by the Company and certain of the Investors on February 21, 2019 (the

“NDA”). The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(x)    Environmental Matters    . To the Company’s knowledge: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws, except for such noncompliance as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; (ii) after commercially reasonable investigation, the properties currently owned or operated by Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) after commercially reasonable investigation, the properties formerly owned or operated by Company or its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Company and its Subsidiaries; (iv) Company and its Subsidiaries are not subject to any material liability for any Hazardous Substance disposal or contamination on any third party property; (v) Company and its Subsidiaries have not received any written notice, demand, letter, claim or request for information alleging that Company and its Subsidiaries may be in violation of or liable under any Environmental Law; and (vi) Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances which could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.
As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.
(y)    Taxes    . The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns when due (or obtained appropriate extensions for filing) and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any Subsidiary which would have a Material Adverse Effect.
(z)    ERISA    . Neither the Company nor any ERISA Affiliate maintains, contributes to or has any liability or contingent liability with respect to any employee benefit plan subject to ERISA.
(aa)    Foreign Assets Control Regulations and Anti-Money Laundering    .
(i)    OFAC. Neither the issuance of the Notes or any Conversion Shares to the Investors, nor the use of the respective proceeds thereof, shall cause the Investors to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (i) is a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l

Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.
(ii)    Patriot Act. The Company and each of its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act. No part of the proceeds of the sale of the Notes and the Conversion Shares hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(bb)    Acknowledgment Regarding Investors’ Trading Activity    . Except as expressly set forth herein, it is understood and acknowledged by the Company that, except to the extent required by applicable law and with respect to directors and officers of the Company: (i) none of the Investors have been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, to the extent permitted by applicable law, other than with respect any director or officer of the Company (y) one or more Investors may engage in hedging activities at various times during the period that the Notes or the Preferred Stock are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities by parties who are not a director or officer do not constitute a breach of any of the Transaction Documents, except to the extent that any such activities violate the provisions of applicable law.
(cc)    Regulation M Compliance    . The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes or the Conversion Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Notes or the Conversion Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(dd)    Form S-3 Eligibility    . The Company is eligible to register the resale of the Conversion Shares for resale by the Investors on Form S-3 promulgated under the Securities Act; provided, however, that no violation of this Section 3.1(dd) shall be deemed to have occurred in the event that the SEC imposes any restriction on the registration of the Conversion Shares pursuant to Rule 415 as contemplated in Section 4.1(a) below.
Section 3.2.    Representations and Warranties of the Investor. Each Investor hereby represents and warrants to the Company as follows:

(a)    Authority    . This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(b)    Own Account    . The Investor is acquiring the Notes as principal for its own account and not with a view to or for distributing or reselling such Notes, the Conversion Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes or Conversion Shares in compliance with applicable federal and state securities laws. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes or the Conversion Shares.
(c)    Investor Status    . The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act or associated or affiliated with such a broker-dealer. Any Investor which is an entity has not been formed specifically for the purpose of investing in the Notes and has its principal place of business at the address listed for it on the signature pages hereto.
(d)    Access to Information    . The Investor acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(e)    General Solicitation    . The Investor is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(f)    Disclosure    . The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1.
(g)    Regulation M Compliance    . The Investor has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes or the Conversion Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Notes or the Conversion Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
ARTICLE 4
REGISTRATION RIGHTS
Section 4.1.    Shelf Registration.

(a)    As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason (including, without limitation, the Commission’s interpretation of Rule 415) the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall prepare and file with the Commission one or more separate Registration Statements with respect to any such Registrable Securities not included with the initial Registration Statements, as soon as allowed under SEC Regulations and is commercially practicable. The Registration Statement shall be on a Form S-3; in the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an “underwriter”, the Company shall use its commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto, and to have such comments relayed to the SEC with the consent of the Company, not to be unreasonably withheld. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.1(a), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) with the consent of the Investor’s counsel, not to be unreasonably withheld, agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (collectively, the “SEC Restrictions”). The Cut Back Shares shall be allocated among the Investors on a pro rata basis unless the SEC otherwise requires. No liquidated damages shall accrue on or as to any Cut Back Shares until such time as the Company is able, using commercially reasonable efforts, to effect the filing of an additional Registration Statement with respect to the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all of the provisions of this Article 4 shall again be applicable to the Cut Back Shares; provided, however, that for such purposes, references to the Filing Date shall be deemed to be the Restriction Termination Date.
(b)    The Company shall use its best efforts to cause each Registration Statement filed hereunder to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) the date when all Registrable Securities covered by such Registration Statement have been sold publicly, or (iii) the date on which the Registrable Securities are eligible for sale without volume limitation within a three-month period pursuant to Rule 144 or any successor thereto (the “Effectiveness Period”). The Company shall notify the Investor in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(c)    As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the Commission a Post-Effective Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the Commission as promptly as possible after the filing thereof. The Company shall notify the investor in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Post-Effective Amendment has been declared effective.
(d)    Notwithstanding the foregoing, the Company’s obligations under this Article 4 may be tolled for not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, if the Company determines in good faith that such tolling period is necessary to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (the “Tolling Period”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of and the reasons for the Tolling Period, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to such Tolling Period, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of such Tolling Period, and (c) use commercially reasonable efforts to terminate such Tolling Period as promptly as practicable.
(e)    If the Company issues to the Investor any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use it best efforts, but in no event later than the Required Effectiveness Date, to cause such additional Registration Statement to be declared effective by the Commission.
Section 4.2.    Registration Process. In connection with the registration of the Registrable Securities pursuant to Section 4.1, the Company shall:
(a)    Prepare and file with the Commission the Registration Statement and such amendments (including post effective amendments) to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as the Company may deem necessary or appropriate and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(b)    Comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the Registration Statement until the end of the Effectiveness Period;
(c)    Prior to the filing with the Commission of the Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose and furnish to the Investors and their legal counsel identified to the Company (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d)    (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions as the Investors reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(e)    As promptly as practicable after becoming aware of such event, notify the Investors of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;
(f)    As promptly as practicable after becoming aware of such event, notify the Investors (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;
(g)    Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investor of his Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;
(h)    Make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the Effective Date of the Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;
(i)    In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post effective amendment to the Registration Statement such information as the underwriters reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post effective amendment;
(j)    Make reasonably available for inspection by the Investors, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of Investors and other parties;
(k)    In connection with any offering, make such representations and warranties to the Investors and to the underwriters if an underwritten offering, in form, substance and scope as are customarily made by a company to underwriters in secondary underwritten offerings;
(l)    In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the underwriters;
(m)    Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Investor may request and maintain a transfer agent for the Common Stock; and
(n)    Use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed or qualified for trading on the principal Trading Market, if any, on which the Common Stock is traded or listed on the Effective Date of the Registration Statement.
Section 4.3.    Obligations and Acknowledgements of the Investors. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations and hereby make the following acknowledgements:
(a)    It shall be a condition precedent to the obligations of the Company to include the Registrable Securities in the Registration Statement that such Investor (i) shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify such Investor of the information the Company requires from such Investor (the “Requested Information”) if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two (2) Business Days prior to the anticipated filing date the Company has not received the Requested Information from such Investor, then the Company may file the Registration Statement without including any Registrable Securities of such Investor and the Company shall have no further obligations under this Article 4 to such Investor after such Registration Statement has been declared effective. If such Investor notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of such Investor; provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five (5) Business Days prior to the Effectiveness Date;

(b)    Such Investor agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement; and
(c)    Such Investor agrees that, upon receipt of any notice from the Company of the occurrence of any Tolling Period or event of the kind described in Section 4.2(e) or 4.2(f), such Investor shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.2(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession (other than one copy of any documents not filed with the SEC for evidentiary purposes), of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 4.4.    Expenses of Registration. All expenses (other than underwriting discounts and commissions and the fees and expenses of any Investor’s counsel) incurred in connection with registrations, filings or qualifications pursuant to this Article 4, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.
Section 4.5.    Accountant’s Letter. If the Investors proposes to engage in an underwritten offering, the Company shall deliver to the Investors, at the Company’s expense, a letter dated as of the effective date of each Registration Statement or Post-Effective Amendment thereto, from the independent public accountants retained by the Company, addressed to the underwriters and to the Investors, in form and substance as is customarily given in an underwritten public offering, provided that such seller has made such representations and furnished such undertakings as the independent public accountants may reasonably require.
Section 4.6.    Indemnification and Contribution
(a)    Indemnification by the Company    . The Company shall indemnify and hold harmless the Investors and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 4.2(e), the use by the Indemnified Person of an outdated or defective Prospectus after the

Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.
(b)    Indemnification by Investors    . Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein or (B) the use by an Investor of an outdated Prospectus from and after receipt by the Investor of a notice pursuant to Section 4.2(e), and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Investor shall not be liable under this Section 4.6(b) for any amount in excess of the net proceeds paid to the Investor in respect of Registrable Securities sold by it.
(c)    Notice of Claims, etc    . Promptly after receipt by a Person seeking indemnification pursuant to this Section 4.6 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 4.6 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party (other than that the Indemnified Party is entitled to be indemnified by the Indemnifying Party), or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.
(d)    Contribution    . If the indemnification provided for in this Section 4.6 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    Limitation on Investors’ Obligations    . Notwithstanding any other provision of this Section 4.6, in no event shall any Investor have any liability under this Section 4.6 for any amounts in excess of the dollar amount of the proceeds actually received by such Investor from the sale of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.
(f)    Other Liabilities    . The obligations of the parties under this Section 4.6 shall be in addition to any liability which such party may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 4.6 shall be in addition to any liability which such Indemnified Person may otherwise have to any other party. The remedies provided in this Section 4.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
Section 4.7.    Rule 144. With a view to making available to the Investors the benefits of Rule 144 or any successor thereto, until the shares are eligible for sale without volume limitations, the Company agrees to use its best efforts to:
(i)    comply with the provisions of paragraph (c)(1) of Rule 144 or any successor thereto; and
(ii)    file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144 or any successor thereto.

Section 4.8.    Common Stock Issued Upon Stock Split, etc. The provisions of this Article 4 shall apply to any shares of Common Stock or any other securities issued as a dividend or distribution in respect of the Conversion Shares.
ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES
Section 5.1.    Certificates; Legends.
(a)    The Notes and the Conversion Shares may only be transferred in compliance with state and federal securities laws. In connection with any transfer of the Notes and the Conversion Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) to an Affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes or Conversion Shares under the Securities Act or applicable state securities laws. In the event of a private transfer of the Notes or the Conversion Shares the Transferee shall be required to execute a counterpart to this Agreement, agreeing to be bound by (and shall have the benefits of) the terms hereof other than those set forth in Article 2 and Section 3.1 hereof, and such Transferee shall be deemed to be an “Investor” for purposes of this Agreement.
(b)    The certificates representing the Notes to be delivered at the Closing, and the certificates evidencing the Conversion Shares to be delivered upon conversion of the Notes or the Preferred Stock, as applicable, will contain appropriate legends referring to restrictions on transfer relating to the registration requirements of the Securities Act and applicable state securities laws.
(c)    In connection with any sale or disposition of the Notes or the Conversion Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by such Investor with the requirements of this Agreement, the Company shall or, in the case of the Conversion Shares, shall cause the transfer agent for the Conversion Shares (the “Transfer Agent”), to issue replacement certificates representing the Conversion Shares sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Conversion Shares becoming freely tradable without restriction pursuant to Rule 144 the Company shall, to the extent then acceptable to the Company’s transfer agent (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Conversion Shares without legends upon receipt by such Transfer Agent of the legended certificates for such shares, and, in the case of a proposed sale pursuant to Rule 144, a customary representation by the Investor that the conditions required to freely sell the Conversion Shares represented thereby without restriction pursuant to Rule 144 have been satisfied, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing any Conversion Shares subsequently issued upon conversion of the Notes or the Preferred Stock shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Shares.
(d)    Notwithstanding the provisions of this Section 5.1 relating to certificates, an Investor may choose to evidence the Investor’s ownership of Conversion Shares in book entry form on the records of the Transfer Agent or through the Direct Registration System of The Depository Trust Company. To the extent appropriate and feasible, the provisions of this Section 5.1 shall continue to apply to Conversion Shares whose ownership is evidenced in such form.
Section 5.2.    Integration. The Company has not and shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes or the Conversion Shares in a manner that would require the registration under the Securities Act of the sale of the Notes or the Conversion Shares to the Investor.
Section 5.3.    Securities Laws Disclosure; Publicity. On the fourth (4th) Trading Day following the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction. In addition, the Company will make such other filings and notices in the manner and time required by the Commission.
Section 5.4.    Stockholder Approval. As promptly as reasonably practicable following the Closing, and in any event no later than May 15, 2019, the Company shall prepare and file with the Commission a definitive proxy statement on Schedule 14A (as amended or supplemented from time to time, such definitive proxy statement, the “Proxy Statement”) and hold a meeting of its stockholders no later than June 18, 2019, at which meeting the Company will seek stockholder approval for, among other things, (a) an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of (i) Preferred Stock authorized for issuance by the Company to not less than the amount required to permit the conversion of all the Notes and (ii) Common Stock authorized for issuance by the Company to not less than the amount required to permit the conversion of all the Preferred Stock (assuming conversion in full of all the Notes) (the “Charter Amendment”), (b) to the extent the issuance of the maximum number of Conversion Shares pursuant to the terms and conditions of the Transaction Documents would exceed the Nasdaq Cap, the issuance of such maximum number of Conversion Shares, and (c) the election of five (5) directors, including Geraldine McManus, Jennifer Cheng and Michael Ramelot (collectively, the “Proposals”). The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and the Investors shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the Commission with respect to the Proxy Statement. The Proxy Statement shall include a recommendation of the Board that the Company’s stockholders vote in favor of the Proposals. The Company shall promptly notify the Investors in writing upon the receipt of any comments from the Commission or its staff or any request from the Commission or its staff for amendments or supplements to any preliminary proxy statement filed prior to the Proxy Statement or on the Proxy Statement and shall promptly provide the Investors with a copy of all written correspondences between the Company or any representative of the Company, on the one hand, and the Commission or its staff, on the other hand, with respect to such materials.
Section 5.5.    Public Filings. As promptly as reasonably practicable following the Closing, and in any event no later than the second Business Day after the date of this Agreement, the Company shall (a) prepare and file with the Commission its annual report on Form 10-K for the fiscal year ended December 31, 2018, (b) publicly release its results for the quarter and year ended December 31, 2018 and (c) announce this Agreement and the material terms hereof by means of a press release and prepare and file with the Commission a Form 8-K reporting entry into this Agreement and appending or incorporating by reference this Agreement and such press release as exhibits thereto.

ARTICLE 6
CONDITIONS PRECEDENT TO CLOSING
Section 6.1.    Conditions Precedent to the Obligations of the Investor to Purchase Securities. The obligation of each Investor to acquire Notes at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties    . The Company shall have delivered a certificate of the Company’s Chief Executive Officer certifying that the representations and warranties of the Company contained herein are true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such Closing Date;
(b)    Certificate of Elimination. The Company shall have filed a Certificate of Elimination with the State of Delaware cancelling the designation of 100,000 shares of Series A Participating Preferred Stock to make such shares available for issuance as Preferred Stock upon conversion of the Notes;
(c)    Performance    . The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(d)    No Injunction    . No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(e)    No Adverse Changes    . Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;
(f)    Certificate of Designation. The Company shall have filed the Certificate of Designation for the Preferred Stock in the form attached hereto as Exhibit C (the “Certificate of Designation”) with the State of Delaware;
(g)    Company Deliverables    . The Company shall have delivered the Company Deliverables in accordance with Section 2.4.
Section 6.2.    Conditions Precedent to the Obligations of the Company to Sell the Notes. The obligation of the Company to sell Securities at any Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties    . The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;
(b)    Performance    . Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing; and
(c)    No Injunction    . No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
ARTICLE 7
MISCELLANEOUS
Section 7.1.    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, that the Company shall have fulfilled on the Closing Date its expense reimbursement obligations under Section 10 of that certain Agreement, dated February 21, 2019, entered into by the Company, on the one hand, and Gina Huang, Brilliant Start Enterprise, Inc., Jag International, Ltd., Jiangang Luo, Cleantech Global Ltd., James Tu, 5 Elements Global Fund L.P., Communal International, Ltd., Yeh-Mei Hui Cheng and 5 Elements Energy Efficiency Limited, on the other hand.
Section 7.2.    Entire Agreement. The Transaction Documents, together with the Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits, except that the NDA, the Settlement Agreement entered into by the Company and certain of the Investors on February 21, 2019 remain in full force and effect with respect to the parties thereto and as otherwise referenced herein.
Section 7.3.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. on any Business Day, (c) the Business Day following the date of transmission, if sent by a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
If to the Company:    Energy Focus, Inc.
32000 Aurora Road
Solon, Ohio 44139
Telephone: (440) 715-1300
Facsimile: (440) 519-1038
Attention: Chief Financial Officer
or if to an Investor at such address as is listed on Exhibit A attached hereto or such other address as may be designated by an Investor or the Company in writing hereafter, in the same manner, by such Person.
Section 7.4.    Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors acquiring at least a majority of the aggregate principal amount of the Notes sold at the Closing Date. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.5.    Termination. This Agreement may be terminated prior to the Closing by written agreement of the Investors and the Company. Upon a termination in accordance with this Section 7.5, the Company and the Investor shall have no further obligation or liability (including as arising from such termination) to the other under this Agreement, provided that any liabilities arising under this Agreement prior to such termination shall not be affected by the termination.
Section 7.6.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
Section 7.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.
Section 7.8.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (with respect to rights to indemnification and contribution).
Section 7.9.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state or federal courts sitting in, or having jurisdiction over, New Castle County in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
Section 7.10.    Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Notes; provided, however, that the representations and warranties shall expire one month after the Company files its Form 10-K for the period ended December 31, 2018.

Section 7.11.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof, notwithstanding any subsequent failure or refusal of the signatory to deliver an original executed in ink.
Section 7.12.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
Section 7.13.    Replacement of Securities. If any certificate or instrument evidencing any Note or Conversion Share is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note or Conversion Share. If a replacement certificate or instrument evidencing any Note or Conversion Share is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
Section 7.14.    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
Section 7.15.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document, unless and only to the extent that such Investor controls the other Investor. The decision of each Investor to purchase the Notes pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signatures are on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
COMPANY
ENERGY FOCUS, INC.

By:	/s/ Theodore L. Tewksbury III
Name:	Theodore L. Tewksbury III

Title:	Chairman of the Board, Chief Executive
Officer and President

Signature Page
4825-0524-5836.6

INVESTOR (if an entity)

Name of Investor:

By:

Name:
Title:

E-mail:

Address:

INVESTOR (if an individual):

Name of Investor:

Signature:

E-mail:

Address:

Signature Page
4825-0524-5836.6

EXHIBIT A
List of Investors, Addresses and Amount of Notes Purchased

Investor	Address	Amount of Notes Purchased
Amaury Fermin	7612 Park Ave #A4 North Bergen, NJ 07047	$100,000
Brilliant Start Enterprise Inc.	c/o Mei Yun Huang (Gina Huang) 1F, No.13, Lane 140, Section 3, Minguan East Road, Songshan District, Taipei City 105, Taiwan (R.O.C.)	$500,000
F&S Electronic Technology (HK) Co., LTD	c/o Wu Jinhua Room 803 Chevalier House 45-51 Chatham Road South Tsim Sha Tsui, Kowloon Hong Kong	$450,000
Fusion Park LLC	c/o James Tu 44 Lynn Drive Englewood Cliffs, NJ 07362	$580,000
Vittorio Viarengo	3249 Charmat Ct San Jose, CA 95135	$70,000

EXHIBIT B
Form of Notes

EXHIBIT C
Form of Certificate of Designation